SLM Student Loan Trust 2005-7 Quarterly Servicing Report
Collection Period End Date: 09/30/2005 Distribution Date: 10/25/2005 Record Date: 10/24/2005
Collection Period: 08/11/05-09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					8/11/2005	Activity	9/30/2005

A	i	Portfolio Balance				$1,496,423,471.60	($2,543,693.26)	$1,493,879,778.34
	ii	Interest to be Capitalized				901,923.14		2,278,379.52

	iii	Total Pool				$1,497,325,394.74		$1,496,158,157.86

	iv	Capitalized Interest				48,000,000.00		45,045,967.90
	v	Add-on Consolidation Loan Account Balance				20,000,000.00		18,211,659.12
	vi	Specified Reserve Account Balance				3,800,978.00		3,785,924.54

	vii	Total Adjusted Pool				$1,569,126,372.74		$1,563,201,709.42

B	i	Weighted Average Coupon (WAC)				3.534%		3.534%
	ii	Weighted Average Remaining Term				269.07		269.76
	iii	Number of Loans				97,354		97,313
	iv	Number of Borrowers				59,987		59,962
	v*	Aggregate Outstanding Principal Balance — T-Bill				$1,703,951		$1,857,146
	vi*	Aggregate Outstanding Principal Balance — Commercial Paper				$1,498,687,160		$1,494,301,012

						% of		% of
	Notes			Rate/Spread	Balance 8/11/2005	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GQF6	0.000%	$453,000,000.00	28.883%	$453,000,000.00	28.883%
	ii	A-2 Notes	78442GQG4	0.090%	315,000,000.00	20.084%	315,000,000.00	20.084%
	iii	A-3 Notes	78442GQH2	4.410%	266,000,000.00	16.960%	266,000,000.00	16.960%
	iv	A-4 Notes	78442GQJ8	0.150%	307,339,000.00	19.596%	307,339,000.00	19.596%
	v	A-5 Notes	78442GQK5	0.090%	180,000,000.00	11.477%	180,000,000.00	11.477%
	vi	B Notes	78442GQL3	0.310%	47,052,000.00	3.000%	47,052,000.00	3.000%

	vii	Total Notes			$1,568,391,000.00	100.000%	$1,568,391,000.00	100.000%

	Reserve Account				8/11/2005		10/25/2005

D		Required Reserve Acct Deposit (%)			0.25%		0.25%

	i	Reserve Acct Initial Deposit ($)			$3,800,978.00
	ii	Specified Reserve Acct Balance ($)			$3,800,978.00		$3,785,924.54
	iii	Reserve Account Floor Balance ($)			$2,280,587.00		$2,280,587.00
	iv	Current Reserve Acct Balance ($)			$3,800,978.00		$3,785,924.54

	Other Accounts				8/11/2005		10/25/2005

E	i	Supplemental Loan Purchase Account			$3,075,232.28		$0.00
	ii	Add-on Consolidation Loan Account			$20,000,000.00		$18,211,659.12
	iii	Capitalized Interest Account			$48,000,000.00		$45,045,967.90
	iv	Remarketing Fee Account			$0.00		$0.00
	v	A-3 Accumulation Account			$0.00		$0.00
	vi	A-3 Supplemental Interest Account			$0.00		$0.00
	vii	Investment Reserve Acocunt			$0.00		$0.00
	viii	Investment Premium Purchase Acocunt			$0.00		$0.00

	Asset/Liability				8/11/2005		10/25/2005

F		Initial Pool Balance (as of sale date, 8/11/05)			$1,520,400,627.02		$1,520,400,627.02
	i	Total Pool			$1,497,325,394.74		$1,496,158,157.86
	ii	% of Intial Pool Balance			98.48229%		98.40552%
	iii	Total Adjusted Pool			$1,569,126,372.74		$1,563,201,709.42
	iv	Total Outstanding Balance Notes			$1,568,391,000.00		$1,568,391,000.00
	v	Difference ( i - iii )			$735,372.74		$(5,189,290.58)
	vi	Parity Ratio ( iii / iv )			1.00047		0.99669

	Relevant Parties/General Trust Information

G	i	Indenture Trustee		Deutsche Bank Trust Company Americas
	ii	Eligible Lender Trustee		Chase Bank USA, National Association
	iii	Luxembourg Paying Agent		Deutsche Bank Luxembourg SA
	iv	Administrator		Sallie Mae, Inc.
	v	Servicer		Sallie Mae, Inc.
	vi	Swap Counterparty		The Royal Bank of Scotland plc
	vii	Exess Distribution Certificateholder		SLM Investment Corporation

*	Sections B-v and B-vi are as of the Statistical Cutoff date (7/25/2005).

II. 2005-7 Transactions from: 08/10/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$8,081,199.56
	ii	Principal Collections from Guarantor	53,404.88
	iii	Principal Reimbursements	368,190.10
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$8,502,794.54

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,840.37
	ii	Capitalized Interest	(860,785.70)

	iii	Total Non-Cash Principal Activity	$(775,945.33)

C	Student Loan Principal Purchases		$(5,183,155.95)

D	Total Student Loan Principal Activity		$2,543,693.26

E	Student Loan Interest Activity
	i	Regular Interest Collections	$3,747,839.00
	ii	Interest Claims Received from Guarantors	230.70
	iii	Collection Fees/Returned Items	36.05
	iv	Late Fee Reimbursements	10,390.10
	v	Interest Reimbursements	1,370.80
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$3,759,866.65

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(369.74)
	ii	Capitalized Interest	860,785.70

	iii	Total Non-Cash Interest Adjustments	$860,415.96

G	Student Loan Interest Purchases		$(3,438,367.43)

H	Total Student Loan Interest Activity		$1,181,915.18

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-7 Collection Account Activity 08/10/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$6,314,886.69
	ii	Consolidation Principal Payments	1,819,717.75
	iii	Reimbursements by Selle	1,608.83
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	366,581.27

	vii	Total Principal Collections	$8,502,794.54

B	Interest Collections
	i	Interest Payments Received	$3,740,762.97
	ii	Consolidation Interest Payments	7,306.73
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	237.36
	vi	Re-purchased Interest	1,133.44
	vii	Collection Fees/Return Items	36.05
	viii	Late Fees	10,390.10

	ix	Total Interest Collections	$3,759,866.65

C	Other Reimbursements		$33,365.70

D	Reserves in Excess of the Requirement		$15,053.46

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$378,500.55

G	Swap Receipts from The Royal Bank of Scotland plc		$2,411,290.00

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

J	Excess Transferred from Supplemental Loan Purchase Account		$18,256.78

K	Excess Transferred from Add-on Consolidation Loan Account		$0.00

L	Excess Transferred from Remarketing Fee Account		$0.00

M	Funds Released from Capitalized Interest Account		$2,954,032.10

N	Funds Released from Supplemental Interest Account		$0.00

O	Initial Deposits into Collection Account		$403,265.00

	TOTAL AVAILABLE FUNDS		$18,476,424.78

P	LESS FUNDS PREVIOUSLY REMITTED:
	i	Servicing Fees	$(423,008.66)
	ii	Consolidation Loan Rebate Fees	$(2,627,558.30)

Q	NET AVAILABLE FUNDS		$15,425,857.82

R	Servicing Fees Previously Remitted to Servicer
	i	09/26/2005	$423,008.66

S	Consolidation Loan Rebate Fees Previously Remitted to Dept. of Education
	i	09/26/2005	$1,314,625.52
	ii	10/26/2005	$1,312,932.78

T	Carryover Servicing Fees Due		$0.00

IV. 2005-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/11/2005	09/30/2005	08/11/2005	09/30/2005	08/11/2005	09/30/2005	08/11/2005	09/30/2005	08/11/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.729%	3.761%	71,938	60,382	73.893%	62.049%	$1,046,947,539.14	$844,304,070.97	69.963%	56.518%
31-60 Days Delinquent	3.570%	3.865%	84	2,412	0.086%	2.479%	1,529,483.92	37,931,120.26	0.102%	2.539%
61-90 Days Delinquent	4.080%	4.789%	42	32	0.043%	0.033%	1,023,053.97	821,460.20	0.068%	0.055%
91-120 Days Delinquent	4.417%	3.725%	15	30	0.015%	0.031%	555,063.23	560,247.19	0.037%	0.038%
> 120 Days Delinquent	3.312%	4.431%	4	33	0.004%	0.034%	58,596.91	1,165,862.75	0.004%	0.078%

Deferment
Current	3.036%	3.078%	24,395	29,710	25.058%	30.530%	425,645,128.03	515,442,071.59	28.444%	34.504%

Forbearance
Current	3.865%	3.829%	874	4,698	0.898%	4.828%	20,636,523.66	93,255,438.42	1.379%	6.242%

TOTAL REPAYMENT	3.534%	3.533%	97,352	97,297	99.998%	99.984%	$1,496,395,388.86	$1,493,480,271.38	99.998%	99.973%
Claims in Process (1)	6.250%	4.954%	2	16	0.002%	0.016%	$28,082.74	$399,506.96	0.002%	0.027%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.534%	3.534%	97,354	97,313	100.000%	100.000%	$1,496,423,471.60	$1,493,879,778.34	100.000%	100.000%

V. 2005-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$6,441,846.36

B	Interest Subsidy Payments Accrued During Collection Period		907,825.11

C	SAP Payments Accrued During Collection Period		5,933,438.62

D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		378,500.55

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Consolidation Loan Rebate Fees		(2,627,558.30)

G	Net Expected Interest Collections		$11,034,052.34

VI. 2005-7 Interest Rate Swap on Fixed Rate Reset Notes

	Swap Counterparty		The Royal Bank of Scotland plc

			Swap Calculation

	i	Notional Amount (A-3 Note Beginning Balance)	$266,000,000.00

	SLM Student Loan Trust 2005-7 Pays:
	ii	3M LIBOR	3.72118%
	iii	Spread	-0.02200%

	iv	Swap Rate	3.69918%
	v	Daycount (Actual/360) 08/11/2005 - 10/25/2005	75

	vi	Payment Amount to RBS plc	$2,049,962.25

	The Royal Bank of Scotland pays:
	vii	A-3 Note Rate	4.410%
	viii	Daycount (30/360) 08/11/2005 - 10/25/2005	74

	ix	Payment Amount to SLM Trust 2005-7	$2,411,290.00

VII. 2005-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index	Accrual Basis

A	Class A-1 Interest Rate	0.007752458	8/11/05 - 10/25/05	3.72118%	LIBOR	Actual/360

B	Class A-2 Interest Rate	0.007939958	8/11/05 - 10/25/05	3.81118%	LIBOR	Actual/360

C	Class A-3 Interest Rate	0.009065000	8/11/05 - 10/25/05	4.41000%	FIXED	30/360

D	Class A-4 Interest Rate	0.008064958	8/11/05 - 10/25/05	3.87118%	LIBOR	Actual/360

E	Class A-5 Interest Rate	0.007939958	8/11/05 - 10/25/05	3.81118%	LIBOR	Actual/360

F	Class B Interest Rate	0.008398292	8/11/05 - 10/25/05	4.03118%	LIBOR	Actual/360

VIII. 2005-7 Inputs From Initial Period 8/11/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,496,423,471.60
	ii	Interest To Be Capitalized	901,923.14

	iii	Total Pool	$1,497,325,394.74
	iv	Capitalized Interest	48,000,000.00
	v	Add-on Consolidation Loan Account Balance	20,000,000.00
	vi	Specified Reserve Account Balance	3,800,978.00

	vii	Total Adjusted Pool	$1,569,126,372.74

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$1,568,391,000.00

D	Note Balance 08/11/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$453,000,000.00	$315,000,000.00	$266,000,000.00	$307,339,000.00	$180,000,000.00	$47,052,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,800,978.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2005-7 Waterfall for Distributions            Distribution Date: 10/25/2005

					Remaining
	Item Description		Recipient	Amount Paid	Funds Balance
A	Total Available Funds ( Section III-Q )				$15,425,857.82

B	Primary Servicing Fees-Current Month		Sallie Mae, Inc.	$623,629.91	$14,802,227.91

C	Administration Fee		Sallie Mae, Inc.	$25,000.00	$14,777,227.91

D	Quarterly Funding Amount		Remarketing Fee Account	$0.00	$14,777,227.91

E	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1		$3,511,863.63	$11,265,364.28
	ii	Class A-2		$2,501,086.88	$8,764,277.40
	iii	Class A-3		$2,411,290.00	$6,352,987.40
	iv	Class A-4		$2,478,676.23	$3,874,311.17
	v	Class A-5		$1,429,192.50	$2,445,118.67

	vii	Total Class A Interest Distribution	Applicable Noteholders	$12,332,109.24

F	Interest Rate Swap Payment (pro-rata with Item E) t		The Royal Bank of Scotland plc	$2,049,962.25	$395,156.42

G	Class B Noteholders’ Interest Distribution Amount		Applicable Noteholders	$395,156.42	$0.00

H	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1		$0.00	$0.00
	ii	Class A-2		$0.00	$0.00
	iii	Class A-3		$0.00	$0.00
	iv	Class A-4		$0.00	$0.00
	v	Class A-5		$0.00	$0.00

	vii	Total Class A Principal Distribution	Applicable Noteholders	$0.00

I	Supplemental Interest Account Deposit		Supplemental Interest Account	$0.00	$0.00

J	Investment Reserve Account Required Amount		Investment Reserve Account	$0.00	$0.00

K	Class B Noteholders’ Principal Distribution Amount		Applicable Noteholders	$0.00	$0.00

L	Reinstate Reserve Account to the Specified Reserve Account Balance		Reserve Account	$0.00	$0.00

M	Investment Premium Puchase Account Deposit Amount		Inv. Premium Purchase Account	$0.00	$0.00

N	Carryover Servicing Fees		Sallie Mae, Inc.	$0.00	$0.00

O	Remarketing Fees not paid from Remarketing Fee Account		Remarketing Agent(s)	$0.00	$0.00

P	Excess to Certificateholder		SLM Investment Corporation	$0.00	$0.00

X. 2005-7 Account Reconciliations

Reserve Account
i	Initial Deposit	$3,800,978.00
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$3,800,978.00
iv	Required Reserve Account Balance	$3,785,924.54

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$15,053.46
vii	Ending Reserve Account Balance	$3,785,924.54

Supplemental Loan Purchase Account
i	Initial Deposit	$3,075,232.28
ii	Supplemental Loan Purchases	$(3,056,975.50)
iii	Transfers to Collection Account	$(18,256.78)

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		12/31/2005
i	Initial Deposit	$20,000,000.00
ii	Add-on Loans Funded	$(1,788,340.88)
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$18,211,659.12

Capitalized Interest Account
Capitalized Interest Account Release Date		10/25/2007
i	Initial Deposit	$48,000,000.00
ii	Transfers to Collection Account	$(2,954,032.10)

iii	Ending Balance	$45,045,967.90

Remarketing Fee Account
Next Remarketing Date A-3 Notes		04/25/2008
Next Remarketing Date A-5 Notes		07/25/2013
Reset Period Target Amount		$0.00
Quarterly Required Amount		$0.00
i	Initial Deposit	$0.00
ii	Quarterly Funding Amount	$0.00
iii	Quarterly Required Amount Excess	$0.00

iv	Ending Balance	$0.00

A-3 Accumulation Account
i	Initial Deposits	$0.00
ii	A-3 PDA deposits	$0.00
iii	Principal Payments to the A-3 Noteholder	$0.00

iv	Ending Balance	$0.00

A-3 Supplemental Interest Account
Accumulation Account Balance		$0.00
3M LIBOR-based swap rate		n/a
Assumed Investment Rate, Accum. Account		n/a
Difference		n/a
Number of Days Through Next Distribution Date		n/a
vi	Initial Deposits	$0.00
vii	Funds Released into Collection Account	$0.00
viii	Supplemental Interest Account Deposit Amount	$0.00

ix	Ending Balance	$0.00

Investment Reserve Account
Investment Downgrade Flag		N
i	Initial Deposits	$0.00
ii	Transfer to Accumulation Account	$0.00
iii	Funds Released into Collection Account	$0.00
iv	New Deposits	$0.00
v	Ending Balance	$0.00

Investment Premium Purchase Account
i	Initial Deposits	$0.00
ii	New Quarterly Deposits
iii	(=1% of new Accum. Account Deposits)	$0.00
iv	Payments made on investments in excess of par	$0.00
v	Ending Balance	$0.00

XI. 2005-7 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 07/25/2011 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XII. 2005-7 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$3,511,863.63	$2,501,086.88	$2,411,290.00	$2,478,676.23	$1,429,192.50	$395,156.42
	ii	Quarterly Interest Paid	3,511,863.63	2,501,086.88	2,411,290.00	2,478,676.23	1,429,192.50	395,156.42

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$5,189,290.58	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$5,189,290.58	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$3,511,863.63	$2,501,086.88	$2,411,290.00	$2,478,676.23	$1,429,192.50	$395,156.42

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$1,568,391,000.00
	ii	Adjusted Pool Balance 9/30/05	1,563,201,709.42

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$5,189,290.58

	iv	Adjusted Pool Balance 8/11/05	$1,569,126,372.74
	v	Adjusted Pool Balance 9/30/05	1,563,201,709.42

	vi	Current Principal Due (iv-v)	$5,924,663.32
	vii	Notes Issued Exceeding Adjusted Pool Balance	(735,372.74)

	viii	Principal Distribution Amount (vi + vii)	$5,189,290.58

	ix	Principal Distribution Amount Paid	$0.00

	x	Principal Shortfall (viii - ix)	$5,189,290.58

C		Total Principal Distribution	$0.00
D		Total Interest Distribution	12,727,265.66

E		Total Cash Distributions	$12,727,265.66

F	Note Balances			08/11/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GQF6	$453,000,000.00		$453,000,000.00
		A-1 Note Pool Factor		1.000000000	0.000000000	1.000000000

	ii	A-2 Note Balance	78442GQG4	$315,000,000.00		$315,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GQH2	$266,000,000.00		$266,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GQJ8	$307,339,000.00		$307,339,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GQK5	$180,000,000.00		$180,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	B Note Balance	78442GQL3	$47,052,000.00		$47,052,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2005-7 Historical Pool Information

			08/11/05-09/30/05

Beginning Student Loan Portfolio Balance			$1,496,423,471.60

	Student Loan Principal Activity
	i	Regular Principal Collections	$8,081,199.56
	ii	Principal Collections from Guarantor	53,404.88
	iii	Principal Reimbursements	368,190.10
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$8,502,794.54
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,840.37
	ii	Capitalized Interest	(860,785.70)

	iii	Total Non-Cash Principal Activity	$(775,945.33)

	Student Loan Principal Purchases		$(5,183,155.95)

(-)	Total Student Loan Principal Activity		$2,543,693.26

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,747,839.00
	ii	Interest Claims Received from Guarantors	230.70
	iii	Collection Fees/Returned Items	36.05
	iv	Late Fee Reimbursements	10,390.10
	v	Interest Reimbursements	1,370.80
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$3,759,866.65

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$(369.74)
	ii	Capitalized Interest	860,785.70

	iii	Total Non-Cash Interest Adjustments	$860,415.96

	Student Loan Interest Purchases		$(3,438,367.43)

	Total Student Loan Interest Activity		$1,181,915.18

(=)	Ending Student Loan Portfolio Balance		$1,493,879,778.34
(+)	Interest to be Capitalized		$2,278,379.52

(=)	TOTAL POOL		$1,496,158,157.86

(+)	Capitalized Interest		$45,045,967.90

(+)	Add-on Consolidation Loan Account Balance		$18,211,659.12

(+)	Reserve Account Balance		$3,785,924.54

(=)	Total Adjusted Pool		$1,563,201,709.42

XIV. 2005-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-05	$1,496,158,158	5.25%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.